SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
 ______________________

FORM 8-K/A
Amendment to Current Report
 ______________________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2006 (November 16, 2005)

GENEX PHARMACEUTICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-102118	98-0383571
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

1801 Guangyin Building, Youyibeilu, Hexi District,
Tianjin City, China 300074
(Address of Principal Executive Offices) (Zip Code)

86-22-233-70440
(Telephone Number, Including Area Code)

KS E-Media Holdings, Inc.
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFT 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant's Certifying Accountant

As disclosed in the Registrant's Form 8-K dated November 16, 2005, effective November 16, 2005, Kabani & Company, Inc. ("Kabani") was dismissed as the Registrant's principal accountant engaged to audit the Registrant's financial statements. Kabani reported on the Registrant's financial statements for the years ended December 31, 2004 and December 31, 2003. Kabani has provided the Registrant with a letter, a copy of which is filed as an amendment with this Form 8-K/A, which confirms its agreement with the statements made by the Registrant in the first paragraph of its Form 8-K/A dated February 9, 2006.

Kabani's letter, however, also alleges that the Registrant "committed an illegal act" by filing a letter purportedly from Kabani as an exhibit to its Form 8-K dated November 16, 2005. The Registrant strongly disagrees with this characterization and repeats the statement in its Form 8-K/A dated February 9, 2006 that an unsigned draft copy of such letter was inadvertently but erroneously included in the Registrant's Form 8-K filed on November 16, 2005 without an indication that the copy filed was a suggested draft.

Item 9.01 Financial Statements and Exhibits

Exhibits

16.1 Letter of Kabani & Company, Inc. dated February 9, 2006 regarding the change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2006	GENEX PHARMACEUTICAL, INC.
By:

/s/ Fuzhi Song
Fuzhi Song
Chief Executive Officer